WARRANT TO PURCHASE STOCK

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE COMMON
 STOCK ISSUABLE UPON EXERCISE OF SUCH WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND ARE TRANSFERABLE ONLY IN COMPLIANCE WITH SUCH LAWS.

WARRANT CERTIFICATE
 Purchase Price -- $0.14 per share
One Million, Six Hundred Fifty Thousand (1,650,000) Warrants to Purchase Common Stock of NoFire Technologies, Inc.

Void after August 17,2009 (subject to Section 1.1(C))

NOFIRE TECHNOLOGIES, INC.

(Incorporated under the laws of the State of Delaware)

 This is to certify that, for value received, Carole Salkind (the "Holder"), is the owner of Warrants, each of which entitles the registered Holder to purchase from NOFIRE TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), at any time (except as provided in Section 1.1(C)) before 5:00 P.M. (New York time) on August 17, 2009 (the "Warrant Term Date"), one (1)
 share of fully paid and non-assessable common stock, .20 par value (the "Common Stock"), of the Corporation, at a purchase price per share of $0.14
 Dollars (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Warrant Exercise Price"), subject to adjustment as set forth herein. The shares of Common Stock issuable upon the exercise of the Warrants are sometimes called the "Warrant Shares".

 Subject to the provisions hereof, at any time before the Warrant Term Date, the Warrants represented by this Warrant Certificate may be exercised by the Holder in whole or in part by surrender of this Warrant Certificate at the principal executive offices of the Corporation with the form of election to exercise attached hereto duly executed and with payment in full to the corporation of the Warrant Exercise Price for each of the Warrant Shares so purchased. Payment of such Warrant Exercise Price shall be made in cash, by bank check, certified check, wire transfer, attorney's trust account check or other means acceptable to the Corporation. Thereupon, the Warrants shall be deemed to have been exercised and the person exercising the Warrants to have become a holder of record of the Warrant Shares so purchased (or of the other securities or property to which such person is entitled upon such exercise) for all purposes, and certificates for Warrant Shares so purchased shall be delivered to the purchaser within a reasonable time (not exceeding ten [10] days) after the Warrants shall have been exercised as set forth above. Except in the event the Holder is in default of any of the Holder's obligations to the Corporation or in the event the Warrant is not fully vested, this Warrant Certificate and all rights hereunder are assignable and transferable on the books of the Corporation, upon surrender of this Warrant Certificate, with the form of assignment attached hereto duly executed by the registered Holder thereof or by his or her attorney duly authorized in writing, to the Corporation at its principal executive offices, and thereupon there shall be issued in the name of the transferee or transferees, in exchange for this Warrant Certificate, a new warrant certificate or warrant certificates of like tenor and date, representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder.

 Upon any partial exercise hereof, this Warrant Certificate is exchangeable upon surrender by its registered Holder at the principal executive offices of the Corporation for new Warrant Certificates of like tenor and date representing in the aggregate the right to purchase the remaining number of Warrant Shares which may be purchased hereunder.

 The Corporation covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant
Certificate shall, upon issuance, be validly issued, fully paid and non-assessable, and free from all taxes, liens, and charges with respect to the issue thereof. The Corporation further covenants and agrees that, during the period within which the rights represented by this Warrant Certificate may be exercised, the Corporation will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise in full of the rights represented by this Warrant Certificate.


 ARTICLE I

 Section 1.1.  Adjustment of Warrant Exercise Price and Number of Warrant
 Shares.

The Warrant Exercise Price and the number of Warrant Shares purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time as follows:

If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the number of Warrant Shares issuable upon exercise of each Warrant and the Warrant Exercise Price shall be appropriately adjusted so that the number of shares of Common Stock issuable on exercise of each Warrant shall be increased, and the Warrant Exercise price decreased in proportion to such increase of outstanding shares.

If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse split of the outstanding shares of Common Stock, then, following the record date for such combination or reverse split, the number of Warrant Shares issuable upon exercise of Warrants shall be decreased and the Warrant Exercise Price shall be appropriately increased so that the number of shares of Common Stock issuable on exercise of each Warrant shall be proportion to such decrease in outstanding shares.

If any consolidation or merger of the Corporation with or into another entity, or the sale of all or substantially all of its assets to another entity shall be effected, or in case of any capital reorganization or reclassification of the capital stock of the Corporation, then, as a condition of such consolidation, merger or sale, reorganization, or reclassification, lawful and adequate provision shall be made whereby each Holder of Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such Warrants, such shares of stock, securities, interests, or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so receivable by such Holder had such consolidation, merger, sale, reorganization, or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Warrant Exercise Price) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise of such conversion rights.

 (B) In any case in which the provisions of this Article I shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such record date and before the occurrence of such event, the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and
 (ii) paying to such Holder any amount in cash in lieu of a fractional share of Common Stock pursuant to Section 1.2; provided, however, that the
Corporation shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares and such cash, upon the occurrence of the event requiring such adjustment.

 (C) (I) If the Corporation proposes for any reason to register its common stock under the United States Securities Act of 1933, as amended (the
"Securities Act"), the Corporation shall use its best efforts to cause all Warrant Shares to be included in such registration under the Securities Act all to the extent requisite to permit the sale or other disposition (in accordance with the Corporation's intended distribution methods) by the prospective seller or sellers of its common stock so registered. In the event that the proposed registration by the Corporation is, in whole or in part, effective, and if the managing underwriter or market maker determines and advises that the inclusion of Warrant Shares proposed by the Corporation to be included in the underwritten public offering would interfere with the successful marketing of the underwriting or registration, then the number of Warrant Shares to be included in the registration shall be reduced, pro rata, among all stockholders of the Corporation who are entitled to have their shares registered and all holders of Warrants enabling the holders to purchase shares of the common stock of the Corporation (based upon the number of Warrant Shares to be registered in such underwritten public offering as if the maximum number of Warrant Shares represented by this Warrant are to be registered).

Unless a registration statement under the Securities Act, permitting the sale and delivery of the Warrant Shares upon the exercise of this Warrant shall be in effect at the date of such exercise and shall cover the Warrant Shares, the Warrant Shares shall be issued only in reliance on the Holder's representations made hereby and effective on the date of the issuance of the Warrant Shares that the Warrant Shares are being acquired for investment and not with a present view to distribution; that the Holder understands that the Warrant Shares have not been registeredunde the Securities Act and cannot be sold, transferred, pledged, or hypothecated unless a registration statement under the Securities Act is in effect with respect thereto or the Corporation has received an opinion of counsel, satisfactory to it, to the effect that such registration is not required; that the Holder has such knowledge and experience in financial and business matters as is necessary to evaluate the risks of the investment represented by the purchase of the Warrant Shares and is able to bear the economic risk of such investment; that the Holder is purchasing the Warrant Shares based on an independent evaluation of the long-term prospects of the Corporation; and that the Holder has been furnished with such financial and other information relating to the Corporation as the Holder as requested from the Corporation. The Corporation may require, as a condition of the issuance of any Warrant Shares upon the exercise of the Warrant, that the
 Holder execute and deliver to the Corporation such certificates, agreements, or other instruments as in the judgment of the Corporation may be necessary or otherwise appropriate to assure that the Warrant Shares are issued in accordance with the Securities Act and all other applicable laws and regulations and that the certificates representing the Warrant Shares issued upon the exercise bear any restrictive legend required for such purpose. If, and to the extent that, in the judgment of the Corporation, the exercise of the Warrant may, under applicable laws or regulations in effect at the time of the exercise, subject the Corporation to any obligation to withhold amounts for federal, state, or local taxes, the exercise of this Warrant and the issuance of any Warrant Shares under this Warrant shall be subject to such conditions, including the payment of funds to the Corporation or the offset of amounts otherwise payable by the Corporation, as the Corporation may determine to be necessary or otherwise appropriate to satisfy such obligation.

 (D) In the event the Corporation shall propose to take any action of the types described in this Section 1.1, the Corporation shall give notice to the
 Holder, at the address of the Holder shown on the books of the Corporation, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice also shall set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Warrant Exercise Price and the number of shares, securities, interests, or assets which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon the occurrence of such action or deliverable upon exercise of the Warrants. In the case of any action which would require the fixing of a record date, such notice shall be given at least two (2) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.
  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

 (E) In the event that at any time as a result of an adjustment made pursuant to this Section 1.1, the Holder of any Warrants thereafter surrendered for exercise shall become entitled to receive any shares of the Corporation or another corporation other than shares of Common Stock, the provisions of this Article I with respect to the Common Stock shall apply on like terms to any such other shares.

 Section 1.2. Fractional Shares. No certificates for fractional shares of Common Stock shall be issued upon the exercise of Warrants, but in lieu thereof the Corporation shall pay, upon exercise in full of the Warrants represented by this Warrant Certificate, out of funds legally available therefor, a cash adjustment in respect of such fractional share based upon the then effective Warrant Exercise Price.

ARTICLE II

 Section 2.1. Investment Representations. The Holder is acquiring this Warrant for investment and not with a view to the sale or distribution thereof and for such Holder's own account and not on behalf of others. Such Holder acknowledges that the Warrant Shares have not been registered and that the Warrant Shares may not be sold except pursuant to an effective registration statement under the Securities Act or in a transaction exempt from registration under the Securities Act. The Holder understands the meaning and effect of such restriction.

ARTICLE III

 Section 3.1. Vesting. The rights of the Holder in this Warrant Certificate shall vest upon issuance of this Warrant Certificate.

ARTICLE IV

 Section 4.1. Tax Payment. The issue of any stock or other certificate upon the exercise of the Warrants shall be made without charge to the registered Holder hereof for any transfer or issuance tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the registered Holder of this Warrant Certificate, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the
Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

 Section 4.2. Lost Certificates. If this Warrant Certificate shall be lost, stolen, mutilated, or destroyed, the Corporation shall on such terms as to indemnify or otherwise protect the Corporation as the Corporation may in its discretion impose issue a new warrant certificate of like denomination, tenor, and date as the Warrant Certificate so lost, stolen, mutilated or destroyed.

  Section 4.3. Ownership. The Corporation may deem and treat the registered Holder of this Warrant Certificate as the absolute owner of this Warrant Certificate for all purposes and shall not be affected by any notice to the contrary.

 Section 4.4. No Stockholder Rights. This Warrant Certificate shall not entitle the Holder to any rights of a stockholder of the Corporation either at law or in equity, including, without limitation, the right to vote, to receive dividends and other distributions, to exercise any preemptive rights, or to receive any notice of meetings of stockholders or of any other proceedings of the Corporation.

 Section 4.5. Termination. This Warrant Certificate, in all events, shall be wholly void and have no effect after 5 P.M. (New York time) on the Warrant Term Date (except as provided in Section 1.1(C)).

 Section 4.6. Unenforceable Provisions. In the event that one or more of the provisions of this Warrant Certificate shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this
 Warrant Certificate, but this Warrant Certificate shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

 Section 4.7.  Choice of Law; Jurisdiction and Venue.  This Warrant

Certificate shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be entirely performed within such State. In the event an action is required to be commenced with respect to this Warrant Certificate, the Holder hereby consents to the jurisdiction of the Federal and State Courts of the State of New Jersey and in the event of any State Court action to the venue of the
 Courts in Bergen County.


Dated:   August 17, 2004
 NOFIRE TECHNOLOGIES, INC.


 By: ________________________________
 Sam Oolie,
 Chairman
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FORM OF EXERCISE
(to be executed by the registered Holder hereof)

 The undersigned hereby exercises the right to purchase ___________________ shares of common stock, .20 par value ("Common Stock"), of NOFIRE TECHNOLOGIES,

 INC., a Delaware corporation, evidenced by the attached Warrant Certificate and herewith makes payment of the purchase price in full. Kindly issue certificates for shares of Common Stock (and for the unexercised balance of the Warrants evidenced by the attached Warrant Certificate, if any) in accordance with the instructions given below.

Dated: ______________________



 Carole Salkind

Instructions for registration of stock


__________________________________________
Name (Please Print)




Social Security or other identifying

Number:  _________________________________


Address:


__________________________________________


__________________________________________
City/State and Zip Code

INSTRUCTIONS FOR REGISTRATION OF CERTIFICATE REPRESENTING THE
 UNEXERCISED BALANCE OF WARRANTS (IF ANY)



__________________________________________
Name (Please Print)


Social Security or other identifying

Number:  _________________________________


Address:

__________________________________________

__________________________________________
City/State and Zip Code






















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